UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2013

__________________________

LED LIGHTING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	000-54146	27-3566984
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

4000 Bridgeway, Suite 400

Sausalito, California 94965

(Address of principal executive offices)

(877) 823-0653

(Registrant’s telephone number)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions.  Statements in this report concerning the following are forward looking statements:

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future financial and operating results;

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our ability to fund operations and business plans, and the timing of any funding or corporate development transactions we may pursue;

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the ability of our suppliers to provide products or services in the future of an acceptable quality on a timely and cost-effective basis;

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expectations concerning market acceptance of our products;

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current and future economic and political conditions;

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overall industry and market trends;

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management’s goals and plans for future operations; and

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other assumptions described in this report underlying or relating to any forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS

Except where the context otherwise requires and for the purposes of this report only:

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"we," "us," "our" and "Company" refer to the business of LED Lighting Company;

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"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended;

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"SEC" refers to the United States Securities and Exchange Commission;

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"Securities Act" refers to the United States Securities Act of 1933, as amended;

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"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Based on the current operations of the LED Lighting Company (the “Company”), the Company believes that it is no longer a shell company as that term is defined in Rule 12b-2 of the Exchange Act. The current operations of the Company are described in this Current Report on Form 8-K.

FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10.

Recent Company Developments

On May 28, 2013, the Company’s board of directors and stockholders approved an amendment to the Company’s Certificate of Formation to change its corporate name to “LED Lighting Company”, and the amendment was filed with the Secretary of State of the State of Delaware on May 30, 2013.  The summary of the amendment is qualified in its entirety by reference to the amendment which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2013.

Effective May 28, 2013, the Company’s principal place of business has changed to 4000 Bridgeway, Suite 400, Sausalito, California 94965.

On May 28, 2013, the Company entered into a Share Cancellation Agreement with the then 3 existing stockholders of the Company pursuant to which the stockholders agreed to collectively cancel 18,900,000 of their issued and outstanding shares resulting in 1,100,000 shares issued and outstanding among the 3 stockholders.  One of the 3 existing stockholders is Joseph Merhi, who is also a director of the Company.  The summary of the Share Cancellation Agreement is qualified in its entirety by reference to the Share Cancellation Agreement which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2013.

Effective May 28, 2013, the Company entered into subscription agreements with 15 accredited investors pursuant to which the Company agreed to issue a total of 3,335,000 shares of common stock at $.10 per share, and three-year warrants to purchase up to 3,335,000 shares of common stock at $1.00 per share, in exchange for cash proceeds and in-kind payments totaling $335,000.  The summary of the subscription agreement is qualified in its entirety by reference to the form of subscription agreement which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2013.

On May 28, 2013, Joseph Merhi resigned all of his officer positions with the Company.  Mr. Merhi remains on the Board of Directors of the Company.  On May 28, 2013, the Company appointed Kevin Kearney as a director of the Company, and appointed Mr. Kearney as the Chief Executive Officer, Chief Financial Officer, President and Secretary of the Company.

On May 28, 2013, the Company’s board of directors and stockholders approved the adoption of the LED Lighting Company 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan is intended to aid the Company in recruiting and retaining key employees, directors or consultants and to motivate them by providing incentives through the granting of awards of stock options or other stock based awards. The 2013 Plan is administered by the board of directors. Directors, officers, employees and consultants of the Company and its affiliates are eligible to participate under the 2013 Plan.  A total of 1,500,000 shares of common stock have been reserved for awards under the 2013 Plan.  The summary of the 2013 Plan described above is qualified in its entirety by reference to the 2013 Plan which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2013.

Effective June 1, 2013, the Company entered into a Consulting Agreement with Mark Wolff pursuant to which he has agreed to be engaged as the Vice President of Sales and Marketing of the Company.  The agreement is for a period of one (1) year, subject to any earlier termination.  The compensation payable to Mr. Wolff under the agreement is $20,833 per month.  The Company also agreed to issue Mr. Wolff a Warrant to purchase up to 500,000 shares of Company common stock at an exercise price of $1.00 per share, vesting in 12 monthly increments and terminating in 3 years. The summary of the Consulting Agreement and form of Warrant is qualified in its entirety by reference to the agreements which are filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2013.

On June 5, 2013, the Company entered into a Non-Exclusive Distributor Agreement with Polybrite International, Inc. (“Polybrite”) pursuant to which the Company was appointed as a non-exclusive distributor of Polybrite’s LED products. The agreement provides that the Company may purchase Polybrite’s LED products on most favored nation’s terms.  The term of the agreement is for five years, subject to any early termination.  The summary of the Distributor Agreement is qualified in its entirety by reference to the Distributor Agreement which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2013.

On June 5, 2013, the Company entered into a Sales Representative Agreement with Polybrite pursuant to which the Company was appointed as a non-exclusive sales representative of Polybrite’s LED products. The agreement provides that the Company may make introductions, solicit sales, and make referrals for purchases of Polybrite’s LED products and receive commission compensation upon the completion of such sales.  The term of the agreement is for eight years, subject to either party’s right to terminate earlier.  The summary of the Sales Representative Agreement is qualified in its entirety by reference to the Sales Representative Agreement which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2013.

Form 10/Item 1.  Description of Business

The LED Lighting Company plans to supply LED (light-emitting diode) light bulbs and light fixtures to the commercial, industrial and consumer/retail markets. All of our products are tested and listed by UL Underwriters Laboratories (UL) or Electrical Testing Laboratories (ETL). Additionally, all products to be supplied will be tested and in compliance with industry standards such as those set up by Energy Star, and the Illuminating Engineering Society of North America (IESNA).

We have established a list of quality suppliers on a global basis that make our products to our own specifications.   Besides offices in the United States, we also plan to maintain offices in Hong Kong and China.

The Industry and Overall Market

LED sales in 2012 were 9.4 billion dollars. Twenty five percent (25%) of those sales were in the United States. In 2016 sales of all lighting products are projected to be 78 billion dollars, and projections by various individuals state that LED lighting products will equal 33 to 50 percent of the total sales dollars (23 to 39 billion dollars).

LED lamps and fixtures are more efficient than traditional sources of illumination. Their useful life is significantly longer as well and they use anywhere from 85 to 90% less energy than traditional lighting sources such as incandescent, halogen, and metal halide to name a few.

They are solid-state and dimmable which makes it ideal for applications such as the Smart Grid.  Besides lasting longer and being more energy efficient they are made with non-hazardous materials (RoHS) and also operate at lower temperatures than conventional lighting products. This combination of attributes along with low operating costs, delivers a significant savings as well as strong “ROI”s” (returns on investments) to customers that choose to use them.

The market is growing rapidly due to the technological advances, improvement in pricing and growing acceptance in the commercial, industrial and residential markets.

The lighting market is dominated by such companies, as General Electric, Phillips, Orem/Sylvania, Hubbell Lighting, Acuity Brands and Cooper Electric. We estimate that combined these companies account for 55 to 60% of the total lighting market.  We believe that our company has an opportunity to capitalize on the many opportunities in the market.

In early 2005, Cree was an emerging supplier of semiconductors (LED Chips) and today they sell finished lighting products on a global basis. Their annual sales now top over one billion dollars. There are many high performing secondary suppliers in the lighting market, such as Feit Electric, EIKO, TCP, and MAX Light to name a few.

Our main sales efforts will be to sell the electrical distribution trade. According to the National Association of Electrical Distributors (NAED) there are over 4,000 distributor locations in the United States and Canada. These distributors use the “stock and flow” business model for a great deal of their sales. These distributors work with large electrical engineering firms and general contractors on individual projects. To support their efforts we will make presentations to Architects, Facility Managers, Lighting Designers, and General Contractors to educate them on LED lighting products and our product offering.

We also plan to call on original Equipment Manufacturers (OEM’s), the Marine industry and the RV/Mobile Home industry and drive this business through the distribution channel when possible.

We intend to make sales presentations to federal, state and local government agencies.

Product Offering

Our product offering will include the following:

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Street Lighting

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Parking Lot Lighting

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Warehouse Lighting (High Bays)

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Light Bulbs (A 19 Series)

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Chandelier Bulbs

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Flood and Spot Lights

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Accent Lights

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LED Tubes (replaces fluorescent bulbs)

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Panel Lighting

History

The LED Lighting Company is a Delaware corporation which was incorporated in July 19, 2010. Prior to June 1, 2013, it as a non-operational shell company named “Fun World Media, Inc.”   On June 1, 2013, the Company commenced operations and its business plan to import and sell LED lighting bulbs and fixtures.

Production and Logistics

The majority of the LED Lighting Company’s products are manufactured in either Shenzhen or the Pearl River Delta, both of which are in the Peoples’ Republic of China.

The finished product is shipped to the nearby port of Yan Tian, China. From Yan Tian it is then shipped to a warehouse located in San Francisco, California.  We intend to contract with a facility in San Francisco, California that we will use as a staging area for shipments throughout the U.S. and Canada.

As our business grows we have the option of using regional warehousing which is owned by our independent sales agents.

Competition

We face competition from traditional lighting suppliers, be it manufacturers or trading companies. LED lighting is a growing industry with a number of suppliers. Some have significant capital resources, distribution channels and entrenched customer accounts while others live from order to order.

We will compete against traditional lighting manufacturers primarily based on our entrepreneurial culture. By removing layers of bureaucratic and cumbersome controls and administrative tasks we can respond quicker to our customer’s needs. Our company will be customer focused and not corporate focused.

Besides offering to the customer’s traditional LED lighting products we will position ourselves as an innovative supplier of cutting edge LED lighting products. Our pricing is and will continue to be competitive. We expect over time that the smaller innovative companies and those that control a niche in the market place will be bought by the larger companies.

There are a number of off shore OEM manufacturers who continually develop new component advances in LED lighting. We will stay close to these companies, and use their advances in our finished products.

Our Employees

We have one full time contracted position and one part-time contracted position as of June 1, 2013.

Backlog

We do not have any material order backlog as of the date of this Current Report.

Seasonality

We do not expect that our business will experience significant seasonality.

Form 10/Item 1A.  Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this Current Report, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should read the section entitled "Special Notes Regarding Forward-Looking Statements" for a discussion of what types of statements are forward-looking statements as well as the significance of such statements in the context of this report.

Risks Related To Our Business

We have a very limited operating history.  Prior to June 1, 2013, our Company was a “shell” company with no or nominal operations.  The Company recently became funded and commenced operations.  The Company does not currently have significant operating revenues and has a very limited operating history.  Because the Company has a limited operating history, we do not have any historical financial data upon which to base planned operations.  Our historical financial information is not a reliable indicator of future performance or prospects.

The segments of the LED industry in which we operate are highly competitive and increased competition could reduce our sales and profitability. We compete in different markets within the LED lighting industry on the basis of the quality of our products, customer service, price and distribution.  All of our markets are highly competitive.  Our competitors vary in size and many have greater financial and marketing resources than we do.  While we believe that our Company offers unique advantages, if we cannot maintain quality and pricing that are comparable to other LED products and other lighting products we may not be able to develop, or may lose, market share.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell. Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets.  These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations.   Our products are typically higher priced than non-LED lighting products.  The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the lighting industry may adversely affect our financial performance. Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance.  New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets.  Additionally, consolidation within our industry could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

Any interruption in delivery from our suppliers will impair our ability to distribute our products and generate revenues. We are dependent on third party manufacturers for the production and supply of our products.  We have no manufacturing facilities and we rely on these third parties to provide us with an adequate and reliable supply of products on a timely basis. Any interruption in the distribution from our suppliers could affect our ability to distribute our products.  Additionally, these suppliers are located outside of the United States in the Peoples’ Republic of China (PRC).  Any legislation or consumer preferences in the United States or other countries requiring products which are made in the United States or such other countries may have a material adverse impact on our sales and results of operations.

If the third party manufactures who supply our products were to suffer a catastrophic loss, unforeseen or recurring operational problems at any of their facilities, we could suffer significant product shortages, sales declines and/or cost increases. The facilities which make the lighting products we distribute as well as their distribution warehouses could suffer catastrophic loss due to fire, flood, terrorism, mechanical failure or other natural or human caused events, or other unforeseen interruptions in production or delivery.  If any of these facilities were to experience a catastrophic loss, it could disrupt our supply of products for sale, delay or reduce shipments and reduce our revenues.  These expenses and losses are not covered by property or business interruption insurance.  Even if covered by insurance, our inability to deliver our products to customers, even on a short-term basis, may cause us to lose market share on a more permanent basis.

If we are not able to compete effectively against companies with greater resources, our prospects for future success will be jeopardized.  The lighting industry is highly competitive. In the lighting markets in which we plan to sell our LED lighting solutions, our products will compete with lighting products utilizing traditional lighting technology provided by larger and better-established lighting operators. We expect competition to intensify in the future. Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources. Our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with, larger, well established and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies, and devote substantially more resources to product development. It is difficult to effectively compete with companies that have these resources so we cannot assure that we will ever become a significant company in the industry.

If our lighting products do not gain wider market acceptance, prospects for our growth and profitability may be limited. We face competition from both traditional lighting technologies, such as incandescent, florescent and neon lighting, and from competitors engaged in providing LED lighting products. Traditional lighting technologies have the advantage of a long history of market acceptance and familiarity as compared to our LED lighting solutions. Potential customers for our LED products may be reluctant to adopt these as alternatives to traditional lighting technologies because of their higher initial cost to achieve comparable light output, although our LED lighting products tend to be more energy efficient and require less maintenance. Our success will depend upon both the increased acceptance of our LED products as an alternative to traditional lighting technologies and the development of higher lumen producing products to meet traditional lighting applications. Obstacles to adoption of LED lighting in the general lighting market include the high initial cost of high brightness white LEDs and the need for further advances in brightness, color characteristics, efficiency and the predicted life of the LEDs before they require replacement. Our future results are dependent upon sales growth in the commercial, hospitality, institutional, retail and sign markets. If acceptance of our lighting products in general does not continue to grow, then opportunities to increase our revenue and operate profitably may be limited.

We will depend on independent sales representatives for a substantial portion of our revenue and sales, and the failure to successfully manage our relationships with these third-parties, or the termination of these relationships, could cause our revenue to decline and harm our business. We intend to establish a network of independent sales representatives to sell certain products. We may not be able to negotiate acceptable relationships in the future and cannot predict whether current or future relationships will be successful. These relationships have not yet been formalized in a detailed contract, and may be subject to termination at any time. The agreements that are formalized in a contract are generally short-term, not exclusive, and can be cancelled by these sales channels without significant financial consequence. We cannot control how these sales channels perform and cannot be certain that we or end-users will be satisfied by their performance. If we cannot establish these sales channels or if they do not perform once established, there could be a significant impact on our revenue and profits.

Our products could contain defects or they may be installed or operated incorrectly, which could reduce sales of those products or result in claims against us.  Defects may be found in the products we will distribute. This could result in, among other things, a delay in the recognition or loss of revenue, loss of market share or failure to achieve market acceptance. The occurrence of these problems could result in the delay or loss of market acceptance of our lighting products and would likely harm our business. Defects, integration issues or other performance problems in our lighting products could result in personal injury or financial or other damages to end-users or could damage market acceptance of our products. Our customers and end-users could also seek damages from us for their losses. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend.

The reduction or elimination of incentives to adopt LED lighting could cause the growth in demand for our products to slow, which could materially and adversely affect our revenues, profits and margins. We believe the near-term growth of the LED market will be accelerated by government policies in certain countries that either directly promote the use of LEDs or discourage the use of some traditional lighting technologies. Currently, the upfront cost of LED lighting exceeds the upfront cost for some traditional lighting technologies that provide similar lumen output in many applications. However, some governments have used policy initiatives to accelerate the development and adoption of LED lighting and other non-traditional lighting technologies that are seen as more environmentally friendly compared to some traditional lighting technologies. Reductions in, or the elimination of, government investment and favorable energy policies could result in decreased demand for the products we distribute and decrease our revenues, profits and margins.  Additionally, if our products fail to qualify for any financial incentives or rebates provided by governmental agencies or utilities for which our competitors’ products qualify, such programs may diminish or eliminate our ability to compete by offering products at lower prices than our competitors.

The failure to obtain certifications or compliance would harm our business. The products we intend to distribute are required to comply with certain legal requirements governing the materials in those products. If the products do not comply with these legal requirements, our revenue might be materially harmed.

Financial Risks

If we cannot return to and sustain profitable operations, we will need to raise additional capital to continue our operations, which may not be available on commercially reasonable terms, or at all, and which may dilute your investment. We have no revenues or sales as of the date of this Current Report. Achieving and sustaining profitability will require us to achieve revenues and manage our product, operating and administrative expenses. We cannot guarantee that we will be successful in achieving revenues or profitability. If we are unable to generate sufficient revenues to pay our expenses and our existing sources of cash and cash flows are otherwise insufficient to fund our activities, we will need to raise additional funds to continue our operations. We do not have any arrangements in place for additional funds. If needed, those funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we are unsuccessful in achieving revenues or profitability, and we cannot obtain additional funds on commercially reasonable terms or at all, we may be required to curtail significantly or cease our operations, which could result in the loss of all of your investment in our stock.

Our financial statements have been prepared assuming that the Company will continue as a going concern. We have generated losses to date and have limited working capital.  These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report included herein.   If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

As we transition from a Company with insignificant revenues to what we hope will be a Company generating substantial revenues, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit.  We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Corporate And Other Risks

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, any of our existing outside principal stockholders together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Certain provisions of our Certificate of Incorporation may make it more difficult for a third party to effect a change-of-control.  Our certificate of incorporation authorizes the Board of Directors to issue up to 20,000,000 shares of preferred stock.  The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders.  These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions.  The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock.  In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party.  The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

We are dependent for our success on a few key individuals. Our inability to retain that officer and consultant would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team.  Each of those individuals may voluntarily terminate his relationship with the Company at any time. Were we to lose one or more of these key individuals, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

Capital Market Risks

Our common stock is not traded, so you may be unable to sell your shares to raise money or otherwise desire to liquidate your shares. There is no trading activity in our stock as of the date of this Current Report. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained. Even if we can begin trading on the OTC Markets or OTC Bulletin Board, the trading volume may be very limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC stocks and certain major brokerage firms restrict their brokers from recommending OTC stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company.  If we begin trading, the market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.  If our common stock begins trading, as long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. If our common stock begins trading, until such time as we would qualify for listing on NASDAQ, the American Stock Exchange or another trading venue, our common stock would trade on OTC Markets or OTC Bulletin Board or another over-the-counter quotation system where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, if our common stock begins trading, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

If our common stock begins trading, future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

Form 10/Item 2.  Financial Information

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed herein and any other periodic reports (to be) filed with the Securities and Exchange Commission.

Overview and Financial Condition

Discussions with respect to our Company’s operations include the Company prior to June 1, 2013.

Results of Operations

The Company has sustained operating losses since inception of the Company on July 19, 2010.  The Company has deficit accumulated during the development stage of $25,820 at December 31, 2012.  The Company has had no revenues to date.

2012 Year-End Analysis

As of December 31, 2012, the Company has received no income, has had neither operations nor expenses, other than Delaware state fees and accounting fees as required for incorporation and for the preparation of the Company's financial statements.

As of December 31, 2012, the Company had not generated revenues and had no income or cash flows from operations since inception.   The Company has sustained operating losses since inception of the Company on July 19, 2010.  The Company has deficit accumulated during the development stage of $25,820 at December 31, 2012.

Subsequent to the period covered by this Report, the Company appointed new management and a director, completed an equity financing, changed the Company name, adopted an Equity Incentive Plan, entered into a share cancellation agreement, and commenced operations in the LED lighting industry and ceased being a “shell company” as further described in this Current Report.

Liquidity and Capital Resources

We have financed our operations from our inception in July 2010 through the contributions to the Company made by our stockholders.  As of March 31, 2013, our Company had no cash and no current total assets, and we had total liabilities of $21,061, resulting in a stockholders’ deficiency of $21,061.  As discussed above, on June 1, 2013, we closed an equity financing in the amount of $335,000.

We are currently forecasting that we do not have adequate financial resources to achieve cash flow break-even.  We have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through December 31, 2012.  We may decide in the future to issue debt or sell our Company’s equity securities in order to raise additional cash to fund our operations.  There are no arrangements in place for any such financing at this time.  We cannot provide any assurances as to whether we will be able to secure any necessary financing, or the terms of any such financing transaction if one were to occur.

Capital Expenditures

Our current plans do not call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond office furniture and information technology related equipment as we add employees to our Company.

Recent Accounting Pronouncements

Adopted

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, adoption of ASU 2011-11 will have on its financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any, the adoption of ASU 2013-02 will have on its financial statements.

Form 10/Item 3.  Properties

Our corporate offices are located at 4000 Bridgeway, Suite 400, Sausalito, California, 94965, where we have an office sharing agreement for the shared use of approximately 700 square feet of office space. This agreement lease is for a term of 90 days and commenced on May 14, 2013, which may be extended by the Company on a month-to-month basis thereafter.   The current monthly rental payment including utilities and operating expenses for the use of the office space is approximately $1,250.00. We believe this office space is in good condition and adequate to meet our current requirements.  The Company intends to lease warehouse space for its products in the future.

Form 10/Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 1, 2013, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock.  The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise.  Beneficial ownership may be disclaimed as to certain of the securities.  This table has been prepared based on the number of shares outstanding totaling 4,430,000, adjusted individually to include all warrants held by such individual which are exercisable within 60 days of June 1, 2013 as shown below.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned (2)
Officers and Directors

Kevin Kearney	500,000(3)	11.2%

Joseph Merhi	1,000,000	22.5%

All directors and executive officers as a group (2 persons)	1,500,000(3)	33.7%

5% or Greater Stockholders

Lovitt & Hannan, Inc. 401K FBO J. Thomas Hannan 900 Front Street, Suite 300 San Francisco, California 94111	1,000,000(4)	22.5%

New Novus Capital 2370 Friars Lane Los Altos, California 94024	1,000,000(4)	22.5%

Suter Dubose 1565 CR 37E Lyons, CO 80540	600,000(5)	13.5%

George D. Mainas 2090 Novato Blvd. Novato, California 94947	500,000(3)	11.2%

Steven J. Davis 1042 N. El Camino Real, B261 Encinitas, California 92024	500,000(3)	11.2%

Louise Ukelja 6044 Lidolane, Long Beach California 90803	500,000(3)	11.2%

David Lucas 13141 Ponderosa Way Ft. Meyers, Florida 33907	500,000(3)	11.2%
Virginia DeKat 61688 Tam McArthur Loop Bend, OR 97702	500,000(3)	11.2%

Gary J. Rockis 555 Edgewater Drive Morris, IL 60540	500,000(3)	11.2%

(1)

Unless otherwise noted, the address is c/o LED Lighting Company, 4000 Bridgeway, Suite 400, Sausalito, California 94965.

(2)

Percentage of class beneficially owned is calculated by dividing the amount and nature of beneficial ownership (which includes all warrants issued to the beneficial owners which are exercisable within 60 days of June 1, 2013) by the total shares of common stock outstanding as of June 1, 2013.

(3)

Includes warrants to purchase up to 250,000 shares of common stock at $1.00 per share which are exercisable within 60 days after June 1, 2013.

(4)

Includes warrants to purchase up to 500,000 shares of common stock at $1.00 per share which are exercisable within 60 days after June 1, 2013.

(5)

Includes warrants to purchase up to 300,000 shares of common stock at $1.00 per share which are exercisable within 60 days after June 1, 2013.

Form 10/Item 5.  Directors and Executive Officers

The names of our current officers and directors, as well as certain information about them, are set forth below:

Name

Age

Position

____________________________________________________________________________________________

Kevin Kearney

60

Chief Executive Officer, Chief Financial Officer, President, Secretary, and Director

Joseph Merhi

59

 Director

Kevin Kearney has been the Chief Executive Officer, Chief Financial Officer, President, Secretary and a Director of the Company since May 28, 2013.  Mr. Kearney is also the President of Kearney & O’Banion, Inc., which he founded in 1980. Kearney & O’Banion specializes in commercial properties in San Francisco and the surrounding Bay area and has generated revenues in excess of $180 million. Mr. Kearney is responsible for marketing and sales efforts, developing and presenting proposals with cost estimates, contract negotiations, pre-construction consulting, and design and project management services. Since 2001, Mr. Kearney has also been a member of the Board of Directors of Promia, Inc., an established development firm and software provider for cyber security.  Promia specializes in providing solutions designed to support highly secure, reliable, scalable and interoperable business applications for large corporations, and its customers include the U.S. Navy, National Security Agency as well as a number of Fortune 500 companies. Mr. Kearney received his MFA, Magna Cum Laude, from the University of California, Davis.  Mr. Kearney also serves on the Board of Directors of Sugarmade, Inc., a publicly traded company which sells tree-free paper products.

Joseph Merhi served as Chief Executive Officer and Chief Financial Officer of the Company from March 12, 2012 until May 28, 2013, and has served as a director of the Company since March 12, 2012.  Mr. Merhi has over thirty years’ experience in the entertainment field and has served as a producer or executive producer on over 100 films since 1986.  Mr. Merhi has been a member of Montage Entertainment LLC since 2006, a company focused on international sales and distribution of films. The company produced "Columbus Day" starring Val Kilmer.  From 2002 to 2004, Mr. Merhi served as a producer on several films for Warner Brothers and Franchise Pictures, including the highly anticipated sequel "The Whole Ten Yards", "Alex and Emma" and "Spartan".  Since 1999, Mr. Merhi has also developed several real estate projects, including the only sound stage in Las Vegas, Nevada, where content is currently being produced, and plans for boutique hotels in West Hollywood, California, and Las Vegas, Nevada.  Mr. Merhi began his career in 1986 with the formation of PM Entertainment which produced, financed and distributed over 100 feature length films and two successful TV shows before it was sold to Echo Bridge in 1999.

In evaluating director nominees, our Company considers the following factors:

•

The appropriate size of the Board;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees;

•

Experience with accounting rules and practices; and

•

The nominees’ other commitments.

Our Company’s goal is to assemble a Board of Directors that brings our Company a variety of perspectives and skills derived from high quality business, professional and personal experience.  Other than the foregoing, there are no stated minimum criteria for director nominees.

Specific talents and qualifications that we considered for the members of our Company’s Board of Directors are as follows:

•

Mr. Kearney, in addition to his role as a director, is our Company’s Chief Executive Officer.  We feel that the senior member of our management team is the appropriate person to lead our Board of Directors.  Mr. Kearney has public company experience, as well as experience in building businesses and experience in the real estate and building industries, both of which represent target markets for the Company.

•

Mr. Merhi has operated several businesses over the span of his career and has knowledge of the real estate and movie studio business, both of which represent target markets for the Company.

There are no family relationships among any of our officers or directors.

Corporate Governance

Leadership Structure

Mr. Kearney is acting as our Chief Executive Officer and a director.  Our Board of Directors does not have a lead independent director. Our Board of Directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations.  We intend to add members to our Board of Directors.  We will re-evaluate our leadership structure once we have added additional members to our Board of Directors.

Board Committees

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, we do plan to form an audit, compensation and nominating committee in the future. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and system of internal controls. We envision that the compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors. The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures. Until these committees are established, these decisions will continue to be made by our Board of Directors.

Code of Business Conduct and Ethics.

Effective as of June 26, 2013, our board of directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

•

honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

•

the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

•

accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at LED Lighting Company, 4000 Bridgeway, Suite 400, Sausalito, California 94965.  A copy of our Code of Business Conduct and Ethics is also attached as an exhibit to this Current Report on Form 8-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Form 10/Item 6.  Executive Compensation

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.  No other executive officers received total annual compensation in excess of $100,000.

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Comp ($)	Change in Pension Value and Non-Qual. Deferred Compens. Earnings ($)	All Other Comp. ($)	Total ($)
Kevin Kearney	2012	-	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-	-
Chief Executive Officer/Chief Financial Officer/Director since May 28, 2013.
Joseph Merhi	2012	-	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-	-
Chief Executive Officer/Chief Financial Officer from March 12, 2012 through March 28, 2013

Employment Agreements

None as of the date of this report.

Grants of Stock Awards

During 2012 and 2011, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the 2012 and 2011, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our name executive officers received any equity awards, including, options, restricted stock or other equity incentives during 2012 or 2011.

Compensation of Directors

During the 2012 and 2011, no member of our Boards of Directors received any compensation for his services as a director.

Form 10/Item 7.  Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

The following includes a summary of any transaction occurring since January 1, 2012, or any proposed transaction, in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation" above).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

•

On March 2, 2012, Mr. Yanshi (Steven) Chen, who was then the owner of 17,000,000 shares of the Company’s common stock and DEP Group (a BVI corporation), which was then the owner of 2,500,000 shares of the Company's common stock, transferred all such shares aggregating 19,500,000 shares of the outstanding 20,000,000 shares (97.5%) of the Company's common stock to Joseph Merhi for an aggregate purchase price of $95,000. On March 2, 2012, Mr. Chen resigned as the Company's President and a director.  Mr. Chen was a control person of the Company prior to March 2, 2012.

•

On May 28, 2013, the Company entered into a Share Cancellation Agreement with Joseph Merhi pursuant to which he agreed to cancel 18,500,000 of his shares of Company common stock resulting in him owning 1,000,000 shares of Company common stock.  On May 28, 2013, Mr. Merhi also resigned all of his officer positions with the Company.  Mr. Merhi is currently a director of the Company.  Mr. Merhi was a control person of the Company prior to May 28, 2013.

•

On May 28, 2013, the Company entered into a Consulting Agreement with George Mainas pursuant to which the Company agreed to pay $140,000 in exchange for certain consulting services to the Company.  Mr. Mainas is a beneficial owners of 5% or more of the Company’s securities.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

James M. Cassidy is the former president and a director of the Company and the sole officer, director and the shareholder of Tiber Creek Corporation, which is a shareholder of the Company.  As an organizers and developers of the Company, James Cassidy and James McKillop, the indirect beneficial owner of a shareholder of the Company, may be considered promoters. Mr. Cassidy provided services to the Company without charge consisting of preparing and filing the charter corporate documents and preparing the Company’s initial registration statement.

On March 2, 2012, Mr. Yanshi (Steven) Chen, who was then the owner of 17,000,000 shares of the Company’s common stock and DEP Group (a BVI corporation), which was then the owner of 2,500,000 shares of the Company's common stock, transferred all such shares aggregating 19,500,000 shares of the outstanding 20,000,000 shares (97.5%) of the Company's common stock to Joseph Merhi for an aggregate purchase price of $95,000. On March 2, 2012, Mr. Chen resigned as the Company's President and a director.  Mr. Chen was a control person of the Company prior to March 2, 2012.

On May 28, 2013, the Company entered into a Share Cancellation Agreement with Joseph Merhi pursuant to which he agreed to cancel 18,500,000 of his shares of Company common stock resulting in him owning 1,000,000 shares of Company common stock.  On May 28, 2013, Mr. Merhi also resigned all of his officer positions with the Company.  Mr. Merhi is currently a director of the Company.  Mr. Merhi was a control person of the Company prior to May 28, 2013.

Director Independence

The Board has determined that none of our directors are independent as the term "independent" is defined by the rules of NASDAQ Rule 5605.

Form 10/Item 8.  Legal Proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Form 10/Item 9.  Market Price of and Dividends on our Common Equity and Related Stockholder Matters

Market Information

Our common stock has never traded on any market and therefore there is not any historical price information.

Holders

As of June 1, 2013, there were approximately 16 stockholders of record of our common stock.

Dividends

We have never declared or paid a cash dividend.  Any future decisions regarding dividends will be made by our Board of Directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders.  Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Equity Compensation Plans

On May 28, 2013, our Board of Directors adopted the LED Lighting Company 2013 Stock Option/Stock Issuance Plan (the “Plan”). On May 28, 2013, our stockholders approved the Plan.  The exercise of any options issued under the Plan, and the issuance of any shares under the Plan, is subject to the Plan being approved by the vote of a majority of our shareholders.  The Plan is intended to promote the interests of our Company by “providing eligible person with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.”  The Plan is divided into two separate equity programs: 1) a stock option grant program; and 2) a stock issuance program.  The maximum number of shares available to be issued under the Plan is currently 1,500,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future.

The Plan is administered by our Company’s Board of Directors.  Persons eligible to participate in the Plan are: 1) employees; 2) non-employee members of our Company’s Board of Directors; and 3) consultants and other independent advisors who provide services to our Company.  All grants under the Plan are intended to comply with the requirements under Internal Revenue Code Section 409A and activities under the Plan will be administered accordingly.  Options granted under the Plan are evidenced by agreement between the recipient and our Company, subject to the following general provisions: 1) the exercise price shall not be less than 100% of the fair market value per share of our Company’s common stock on the date of grant (110% in the case of 10% or greater shareholders); and 2) the term of stock options shall be limited to a maximum of ten years.  A complete description of the Plan is included as an exhibit to our Current Report on Form 8-K filed with the SEC on June 4, 2013.

Form 10/Item 10.  Recent Sales of Unregistered Securities

Effective May 28, 2013, the Company entered into subscription agreements with 15 accredited investors pursuant to which the Company agreed to issue a total of 3,335,000 shares of common stock at $.10 per share, and three-year warrants to purchase up to 3,335,00 shares of common stock at $1.00 per share, in exchange for cash proceeds and in-kind payments totaling $335,000.  The agreement for the issuance of shares and warrants to the investors was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

On June 1, 2013, the Company granted Mark Wolff a Warrant to purchase up to 500,000 shares of Company common stock at an exercise price of $1.00 per share, vesting in 12 monthly increments and terminating in 3 years.  The issuance of warrants to Mr. Wolff was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of investors; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale or issuance of the securities took place directly between the investor and the Company.

Form 10/Item 11.  Description of Securities

Our authorized capital stock consists of 100,000,000 shares of $.0001 par value common stock and 20,000,000 shares of $.0001 par value preferred stock.  We are incorporated in the United States of America in the state of Delaware.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, $.0001 par value.  Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote.  Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us and is not convertible into other securities.  No shares of common stock are subject to redemption or any sinking fund provisions.  All the outstanding shares of our common stock are fully paid and non-assessable.  Subject to the rights of the holders of the preferred stock, the holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

Preferred Stock

We may issue up to 20,000,000 shares of preferred stock, $.0001 par value in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

No shares of preferred stock are currently outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent

Our transfer agent is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

Form 10/Item 12.  Indemnification of Directors and Officers

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Form 10/Item 13.  Financial Statements and Supplementary Data.

Form 10/Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Form 10/Item 15.  Financial Statements and Exhibits

(a)

See Form 10/Item 13 above.

(b)

Exhibits

No.	Description

3.1	Certificate of Formation of the Company dated July 19, 2010 (1)
3.1.1	Certificate of Amendment to Certificate of Formation dated May 28, 2013 (2)
3.2	Bylaws of the Company (1)
10.1	Share Cancellation Agreement dated May 28, 2013 (2)
10.2	Consulting Agreement with George Mainas dated May 28, 2013 (2)
10.3	Consulting Agreement with Mark Wolff dated June 1, 2013 (2)
10.4	Form of Warrant Agreement with Mark Wolff dated June 1, 2013 (2)
10.5	Form of Subscription Agreement (2)
10.6	2013 Equity Incentive Plan (2)
10.7	Non-Exclusive Distributor Agreement with Polybrite International, Inc. dated May 30, 2013 (3)
10.8	Sales Representative Agreement with Polybrite International, Inc. dated May 30, 2013 (3)
14.1	Code of Ethics*
21	List of Subsidiaries*
23.1	Consent of Independent Registered Public Accounting Firm*

*

Filed as an exhibit to this Current Report on Form 8-K

(1)

Incorporated by reference to the Company’s Form 10 filed with the SEC on October 7, 2010.

(2)

Incorporated by reference to the Company’s Form 8-K filed with the SEC on June 4, 2013.

(3)

Incorporated by reference to the Company’s Form 8-K filed with the SEC on June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LED LIGHTING COMPANY

Date:  July 3, 2013

/s/ Kevin Kearney

Kevin Kearney

Chief Executive Officer and Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of

Fun World Media, Inc.

We have audited the accompanying balance sheets of Fun World Media, Inc. (the "Company") (a development stage company), formerly known as De Yang International Group Ltd., as of December 31, 2012 and December 31, 2011 and the related statements of operations, changes in stockholders’ equity / (deficit) and cash flows for the years then ended and for the period from July 19, 2010 (inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended and the period from July 19, 2010 (inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

April 9, 2013

FUN WORLD MEDIA, INC.
(formerly known as DE YANG INTERNATIONAL GROUP LTD.)
(A Development Stage Company)
BALANCE SHEETS

ASSETS	December 31, 2012		December 31, 2011	
Current Assets				
Cash	$	-	$	2,000
TOTAL ASSETS		-		2,000
LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)				
Current Liabilities				
Accrued liabilities		10,190		400
Total Liabilities	$	10,190	$	400
Stockholders' Equity/(Deficit)				
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding		-		-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding		2,000		2,000
Additional paid-in capital		13,630		3,750
Deficit accumulated during the development stage		(25,820)		(4,150)
Total Stockholders' Equity/(Deficit)		(10,190)		1,600
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$	-	$	2,000

The accompanying notes are an integral part of these financial statements

FUN WORLD MEDIA, INC.
(formerly known as DE YANG INTERNATIONAL GROUP LTD.)
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2012	For the year ended Decemberr 31, 2011	For the period from July 19, 2010 (inception) to December 31, 2012
Revenue	$ -	$ -	$ -
Cost of revenue	-	-	-
Gross profit	-	-	-
Operating expenses	21,670	2,900	25,820
Loss from operations befoe income tax	(21,670)	(2,900)	(25,820)
income tax	-	-	-
Net loss	$ (21,670)	(2,900)	$ (25,820)
Loss per share - basic and diluted	$ -	$ -	
Weighted average shares - basic and diluted	20,000,000	19,732,877

The accompanying notes are an integral part of these financial statements

FUN WORLD MEDIA, INC.
(formerly known as DE YANG INTERNATIONAL GROUP LTD.)
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
	Shares	Amount			
Balance, July 19, 2010 (inception)	-	$ -	$ -	$ -	$ -
Shares issued for cash	20,000,000	2,000	-	-	2,000
Expenses paid by stockholders	-	-	1,250	-	1,250
Net loss	-	-	-	(1,250)	(1,250)
Balance, December 31, 2010	20,000,000	$ 2,000	$ 1,250	$ (1,250)	$ 2,000
Stock redemption	(19,500,000)	(1,950)	-	-	(1,950)
Share issued for cash	19,500,000	1,950	-	-	1,950
Expenses paid by stockholders			2,500		2,500
Net loss	-	-	-	(2,900)	(2,900)
Balance, December 31, 2011	20,000,000	$ 2,000	$ 3,750	$ (4,150)	$ 1,600
Additional Paid-in Capital			9,880		9,880
Net Loss	-	-	-	$ (21,670)	(21,670)
Balance, December 31, 2012	20,000,000	$ 2,000	$ 13,630	$ (25,820)	$ (10,190)

The accompanying notes are an integral part of these financial statements

FUN WORLD MEDIA, INC.
(formerly known as DE YANG INTERNATIONAL GROUP LTD.)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2012	The year ended December 31, 2011	For the period from July 19, 2010 (inception) to December 31, 2012
OPERATING ACTIVITIES:			
Net loss	$ (21,670)	$ (2,900)	$ (25,820)
Adjustments to reconcile net loss to net cash used by operating activities			
Changes in operating assets and liabilities			
Accrued liabilities	9,790	400	10,190
Net cash provided by/(used in) operating activities	(11,880)	2,500	(15,630)
FINANCING ACTIVITIES:			
Proceeds from the issuance of common stock	-		2,000
Stockholder contribution	9,880	-	13,630
Net cash provided by financing activities	9,880	-	15,630
Net increase (decrease) in cash	(2,000)	-	-
Cash, beginning of period	2,000	2,000	-
Cash, end of period	$ -	$ 2,000	$ -

The accompanying notes are an integral part of these financial statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Fun Media World, Inc. (“the Company”), formerly known as De Yang International Group Ltd., was incorporated under the name of Pinewood Acquisition Corporation under the laws of the State of Delaware on July 19, 2010 and was originally to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On May 12, 2011, Pinewood Acquisition Corporation entered into an agreement with De Yang Enterprises for the change in control of Pinewood Acquisition Corporation, which resulted in a change of control of Pinewood Acquisition Corporation. On May 25, 2011 the shareholders of Pinewood Acquisition Corporation and Board of Directors unanimously approved the change of Pinewood’s name to De Yang International Group Ltd.

On March 2, 2012, the shareholders of the Company elected new directors and the existing directors resigned and simultaneously the then officers resigned and new officers were appointed, which resulted in the change of ownership of the Company. On March 2, 2012, the shareholders of the Company and the Board of Directors unanimously approved the change of the Company's name to Fun World Media, Inc. and filed such change with the State of Delaware.

The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will not make a decision on any possible business combination until it receives the financial report of such possible target company and management has the opportunity to review and evaluate the report. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

LOSS PER COMMON SHARE

Basic loss per common shares excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2012 and 2011 there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•

Level 1: defined as observable inputs such as quoted prices in active markets;

•

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions

The carrying amounts of cash and accrued liabilities approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has sustained operating losses since inception of the Company on July 19, 2010.  Additionally, the Company has deficit accumulated during the development stage of $25,820 at December 31, 2012.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year.  The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

The management of the Company plans to use their personal funds to pay all expenses incurred by the Company in 2012. There is no assurance that the Company will ever be profitable.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The Company is evaluating the effect, if any, adoption of ASU 2011-11 will have on its financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any, the adoption of ASU 2013-02 will have on its financial statements.

NOTE 4 – STOCKHOLDERS’ EQUITY/DEFICIT

On July 19, 2010, the Company issued 20,000,000 common shares to its sole director and officer for $2,000 in cash.

On May 27, 2011, the Company redeemed from its then two shareholders an aggregate of 19,500,000 of its 20,000,000 shares of outstanding stock at a redemption price of $0.0001 per share for an aggregate redemption price of $1,950.

On June 1, 2011, the Company issued 19,500,000 shares of common stock to new unrelated third party investors in order to evoke a change in ownership.

On March 2, 2012, Mr. Yanshi (Steven) Chen, the owner of 17,000,000 shares of the Company’s common stock, and DEP Group (a BVI corporation), the owner of 2,500,000 shares of the Company's common stock, transferred all such shares aggregating 19,500,000 shares of the outstanding 20,000,000 shares (97.5%) of the Company's common stock to Joseph Merhi for an aggregate purchase price of $95,000.

On March 2, 2012, the shareholders of the Company elected new directors and the existing directors of the Corporation resigned and simultaneously the then officers of the Company resigned and new officers were appointed.

On March 2, 2012, the shareholders of the Company and the Board of Directors unanimously approved the change of the Company's name to Fun World Media, Inc. and filed such change with the State of Delaware.

Exhibit 21

List of Subsidiaries

None